                                                                     (conformed)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                             PDG REMEDIATION, INC.
             (Exact name of registrant as specified in its charter)

         PENNSYLVANIA                                           25-1741849
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

 300 OXFORD DRIVE, MONROEVILLE, PENNSYLVANIA                       15146
  (Address of principal executive offices)                       (Zip Code)

                         AMENDED 1994 STOCK OPTION PLAN
                            (Full title of the plan)

                    Christina L. Goetz, Assistant Secretary
                                300 Oxford Drive
                        Monroeville, Pennsylvania 15146
                    (Name and address of agent for service)

                                 (412) 856-6100
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

     Title of                                                Proposed                    Proposed
    securities                       Amount                    maximum                    maximum                Amount of
       to be                          to be                offering price                aggregate             registration
    registered                     registered                per share*               offering price                fee
    ----------                     ----------                ----------               --------------                ---
   Common Stock                  350,000 shares                $1.125                    $393,750                 $135.78


*Computed with respect to the closing bid price of the Common Stock reported on the NASDAQ Stock Market on November 4, 1996, of $1.125 per share solely for the purpose of determining the registration fee.

-------------------------------------------------------------------------------

                                   PROSPECTUS

-------------------------------------------------------------------------------


                                 350,000 Shares
                             PDG REMEDIATION, INC.
                                  Common Stock

                          (Par Value $0.01 per Share)

           Offered as set forth herein under the Amended 1994 Stock Option Plan to selected employees, consultants, and non-employee directors of PDG Remediation, Inc. and its subsidiaries.

-------------------------------------------------------------------------------


PDG Remediation, Inc. (the "Corporation") is subject to the informational requirements of the Securities and Exchange Act of 1934, and in accordance therewith, files reports and other information with the Securities and Exchange Commission. The Corporation's securities are listed on NASDAQ.

The Corporation, upon the written or oral request of any person to whom this Prospectus is delivered, shall undertake to provide, without charge to such person, a copy of the documents incorporated by reference in Item 3 of Part II of the Registration Statement and incorporated by reference into this Prospectus and a copy of the Corporation's Annual Report on Form 10-K for its latest fiscal year. Such a request should be directed to Ms. Christina Goetz, Assistant Secretary of the Corporation, 300 Oxford Drive, Monroeville, Pennsylvania 15146 (Telephone (412) 856-6100).

This Prospectus omits certain information relating to the securities offered hereby which the Corporation has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to which, reference is hereby made for further information with respect to the Corporation and such securities.

                               Table of Contents

DESCRIPTION                                                                PAGE
General.............................................................         2
Grant of Options....................................................         3
Tax Effects of Plan Participation...................................         6


-------------------------------------------------------------------------------

This document constitutes a prospectus covering securities that have been registered under the Securities Act of 1933. The date of this Prospectus is November 7, 1996.

                             PDG REMEDIATION, INC.
                         AMENDED 1994 STOCK OPTION PLAN

GENERAL

The 1994 Stock Option Plan (the "Plan"), which provided for the issuance of up to 250,000 shares of PDG Remediation, Inc. common stock, was originally adopted by the Board of Directors of PDG Remediation, Inc. (the "Corporation") on July 21, 1994. Certain amendments to the Plan were approved at the August 15, 1996 Annual Meeting of Shareholders. These amendments included an increase in the number of shares that may be issued under the Plan from 250,000 shares to 350,000 shares and certain administrative amendments.

The Amended 1994 Stock Option Plan (the "Amended Plan") provides for the grant of options to purchase an aggregate of up to 350,000 shares of the Corporation's common stock. All present and future employees, consultants and non-employee directors of the Corporation or any parent or subsidiary of the Corporation are eligible to receive grants of options under the Amended Plan in accordance with its terms and conditions.

The purposes of the Amended Plan are to encourage stock ownership in the Corporation by selected employees, consultants and non-employee directors of the Corporation, to provide such persons with additional incentives to remain with the Corporation and increase their efforts on its behalf, to provide a means through which the Corporation may attract, retain and motivate outstanding employees, consultants and non-employee directors and to remain competitive in its compensation practices.

The Amended Plan is administered by the Compensation Committee (the "Committee") appointed by the Board of Directors of the Corporation. The Committee consists of not less than two non-employee members of the Board of Directors. The Committee is responsible for interpreting the Amended Plan and prescribing such rules, regulations and procedures in connection with the operations of the Amended Plan in order to administer the Amended Plan consistent with its stated purposes. All questions as to stock options granted under the Amended Plan are also subject to the determination of the Committee.

The aggregate number of shares of the Corporation's common stock for which options may be awarded under the Amended Plan is limited to 350,000. If an option awarded under the Amended Plan to any individual expires, is terminated unexercised, or is forfeited, the shares covered thereby shall be available for future grants. The shares of the Corporation's common stock reserved for issuance under the Amended Plan may be authorized and unissued shares of common stock or shares of the Corporation's common stock held in treasury.

The number of shares subject to any option under the Amended Plan and the per share price are subject to adjustment in the event of any change in the common stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend or otherwise.

The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Amended Plan at any time, provided that no amendment shall be made which (i) shall increase the total number of shares which may be issued and sold pursuant to options granted under the Amended Plan, (ii) extends the term of any option granted beyond ten years from the date of its grant, (iii) increases materially the benefits accruing to participants under the Amended Plan, or (iv) is required by law to be approved by the Corporation's shareholders, unless such amendment is made by or with the approval of the shareholders.

The Amended Plan is not qualified under Section 401(a) of the Internal Revenue Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974.

The costs and expenses of administering the Amended Plan are borne by the Corporation.

GRANT OF OPTIONS

NON-EMPLOYEE DIRECTORS

Each participant who is a non-employee director of the Corporation at the effective date of the Plan (July 21, 1994) shall be granted non-qualified stock options, i.e., options which do not qualify under Section 422 of the Internal Revenue Code, to purchase 10,000 shares of the Corporation's common stock. From and after July 21, 1994, each non-employee director of the Corporation who has not previously received options pursuant to the Amended Plan shall automatically and without further action by the Board of Directors be granted options to purchase 10,000 shares of the common stock of the Corporation upon his election as a director of the Corporation.

On the fifth business day following the day of each annual meeting of the stockholders of the Corporation, commencing with the Corporation's annual meeting of shareholders in 1995, each non-employee director who has served for at least twelve (12) consecutive months shall automatically and without further action by the Board of Directors or the Committee be granted additional options to purchase 1,250 shares of the common stock of the Corporation; provided, however, that the maximum number of shares of common stock which may be granted to any single non-employee director pursuant to the Amended Plan may not exceed 15,000 and that once any non-employee director has been granted options to purchase 15,000 shares of common stock under the Amended Plan, no additional options shall be granted to such non-employee director.

The options granted to non-employee directors under the Amended Plan shall be subject to the following terms and conditions:

         1. The price of the shares of common stock subject to option shall be the fair market value of such shares on the date such option is granted.

         2. The price per share with respect to each option shall be payable in full at the time the option is exercised. Such price shall be payable in cash or by delivery to the Corporation of other shares of common stock of the Corporation owned by the grantee. Shares delivered to the Corporation in payment of the option price shall be valued at the fair market value of the common stock of the Corporation on the date of the exercise of the option. Payment of the option price with shares of the common stock of the Corporation shall not increase the number of shares of the common stock which may be issued under the Amended Plan.

         3. The right of non-employee directors to exercise options granted under the Amended Plan shall immediately vest and become fully exercisable upon the date of grant. No stock option shall be exercisable after the expiration of ten (10) years from the date of grant of the option.

         4. If the service of a grantee as a non-employee director of the Corporation is terminated due to such director's death, the grantee's legal representative shall have the right, within one year after the date of death of the non-employee director (but not after the expiration date of the option), to exercise all or any part of the options which the deceased grantee had not exercised at the time of his or her death.

         5. If the service of the grantee as director of the Corporation is terminated for any reason other than the death of the grantee, the grantee shall have the right to exercise all or any part of the options which the grantee had not exercised at the time of such termination under the expiration date of the options.

         6. The grant of all options shall be confirmed by a notice executed on behalf of the Corporation by the Secretary or Assistant Secretary of the Corporation.

         7. With respect to any option granted under the Amended Plan, the Committee may, in its sole discretion, impose such other restrictions, provisions, conditions, or terms as it deems appropriate, subject to the foregoing provisions. Any such restrictions, terms, provisions and conditions shall be set forth in the notice to which reference is made above.

EMPLOYEES

The Committee, in its sole discretion, may from time to time determine the employees of the Corporation or any parent or subsidiary of the Corporation to whom options are to be granted. Any options granted under the Amended Plan shall be subject to the following terms and conditions:

         1. Each grantee who is an employee of the Corporation or any parent or subsidiary of the Corporation shall be required to enter into an option agreement with the Corporation.

         2. The price of shares of common stock subject to option shall be set by the Committee at the time an option is granted, but in no event shall such price be less than the fair market value of such shares on the date such option is granted.

         3. The price per share with respect to each option shall be payable in full at the time the option is exercised. Such price shall be payable in cash or by delivery to the Corporation of other shares of common stock of the Corporation owned by the grantee. Shares delivered to the Corporation in payment of the option price shall be valued at the fair market value of the common stock of the Corporation on the date of the exercise of the option. Payment of the option price with shares of the common stock of the Corporation shall not increase the number of shares of the common stock which may be issued under the Amended Plan.

         4. No option granted to an employee of the Corporation or any parent or subsidiary of the Corporation shall be exercisable for a period of one (1) year from the date of grant. Thereafter, such options shall be exercisable in such installments as set forth in the applicable option agreement as the Committee, in its sole discretion, may determine. The Committee may, in its discretion, accelerate the exercisability of options granted to employees. No option shall be exercisable after the expiration of ten years from the date of grant of the option.

         5. If the service of a grantee as an employee of the Corporation or any parent or subsidiary of the Corporation is terminated due to such grantee's disability, retirement approved by the Corporation or death, the grantee or the grantee's legal representative, as the case may be, shall have the right, within one year after the date of disability, retirement or death, as the case may be, of the employee (but not after the expiration date of the option) to exercise all or any part of the options which the disabled, retired or deceased grantee could have exercised at the time of the grantee's disability, retirement or death, but which the disabled, retired or deceased grantee had not exercised at such time. All options which have not vested (are not exercisable) as of the date of the grantee's disability, retirement or death shall be deemed to have terminated as of the date of such event.

         6. If the service of a grantee as an employee of the Corporation or any parent or subsidiary of the Corporation is terminated for any reason other than disability, retirement approved by the Corporation or death, the grantee shall have the right, within three (3) months after the date of such termination, to exercise the options that have vested as of the date the grantee's service is terminated. Options that have not vested on or before the date the grantee's service is terminated shall be forfeited and terminated immediately upon such termination of service.

         7. The grant of all options shall be confirmed by a notice executed on behalf of the Corporation by the Secretary or Assistant Secretary of the Corporation.

         8. With respect to any option granted under the Amended Plan, the Committee may, in its sole discretion, impose such other restrictions, provisions, conditions or terms, as it deems appropriate, subject to the foregoing provisions. Any such restrictions, terms, provisions and conditions shall be set forth in the notice to which reference is made above.

CONSULTANTS

The Committee, in its sole discretion, may from time to time, determine the consultants to the Corporation or to any parent or subsidiary of the Corporation to whom options are to be granted. Any options granted under the Amended Plan shall be subject to the following terms and conditions:

         1. Each grantee who is a consultant to the Corporation or any parent or subsidiary of the Corporation shall be required to enter into an option agreement with the Corporation.

         2. The price of shares of common stock subject to option shall be set by the Committee at the time the option is granted, but in no event shall the price be less than the fair market value of such shares on the date such option is granted.

         3. The price per share with respect to each option shall be payable in full at the time the option is exercised. Such price shall be payable in cash or by delivery to the Corporation of other shares of common stock of the Corporation owned by the grantee. Shares delivered to the Corporation in payment of the option price shall be valued at the fair market value of the common stock of the Corporation on the date of the exercise of the option. Payment of the option price with the shares of the common stock of the Corporation shall not increase the number of shares of the common stock which may be issued under the Plan.

         4. Options shall be exercisable by consultants to the Corporation or any parent or subsidiary of the Corporation in such installments as set forth in the applicable option agreement, as the Committee, in its sole discretion, may determine. The Committee may, in its discretion, accelerate the exercisability of options granted to consultants. No option may be exercisable after the expiration of ten (10) years from the date of the option.

         5. Subject to the provisions of Section 6 below, options may be exercised by a consultant to the Corporation or any parent or subsidiary of the Corporation pursuant to the terms of the applicable option agreement, regardless of whether the consultant remains associated with the Corporation or any parent or subsidiary of the Corporation for any time after the grant of the option.

         6. At the death of a consultant, the grantee's legal representative shall have the right, within one year after the date of death of the consultant (but not later than the expiration date of the option) to exercise all or any part of the options which the deceased grantee had not exercised at the time of the grantee's death. Notwithstanding the foregoing, all options which have not been vested as of the date of the grantee's death shall be deemed to have been terminated as of the date of such death.

         7. The grant of all options shall be confirmed by a notice executed on behalf of the Corporation by the Secretary or Assistant Secretary of the Corporation.

         8. With respect to any option granted under the Plan, the Committee may, in its sole discretion, impose such other restrictions, provisions, conditions or terms as it deems appropriate, subject to the foregoing provisions. Any such restrictions, terms, provisions and conditions shall be set forth in the notice to which reference is made above.

TAX EFFECTS OF PLAN PARTICIPATION

         Upon the grant of the option to the participant, no federal tax effect shall occur with respect to the Corporation or the participant. When the participant exercises the option, he/she will be taxed, as ordinary income, on the aggregate difference between the fair market value of the stock on the date of exercise and the exercise price of the option. The income to the participant is subject to income tax withholding requirements. The Corporation may deduct as compensation expense the aggregate difference between the fair market value of the stock on the date of exercise and the exercise price of the option. Upon the sale of the stock acquired by the participant pursuant to the exercise of his/her option, the participant must report a capital gain (or loss) in the amount of the difference between the sales price and the fair market value of the stock on the date of exercise.

         Participants are advised to consult their own tax counsel in regard to the specific application of the federal income tax laws to their respective situations.

                                    PART II
                    INFORMATION REQUIRED IN THE REGISTRATION
                                   STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE
The following documents, filed by the Corporation with the Securities and Exchange Commission, are incorporated herein by reference:

       (a)    Annual Report on Form 10-K for the year ended January 31, 1996.

       (b) Form 10-K/A No. 1 for the year ended January 31, 1996, dated May 30, 1996.

       (c) Quarterly Report on Form 10-Q for the three months ended April 30, 1996.

       (d)    Quarterly Report on Form 10-Q for the three months ended July 31,
              1996.

       (e) Definitive proxy statement, filed pursuant to Section 14 of the Exchange Act in connection with the August 15, 1996 Annual Meeting of the Corporation's Stockholders.

       (f) Description of common stock of the Corporation included in its Articles of Incorporation filed as Exhibit 3.1 to its registration statement on Form S-1 (No. 33-82092), effective as of February 9, 1995.

All reports and other documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby are sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such reports and documents.

ITEM 4.       DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation's Articles of Incorporation provide the Corporation with the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation -- a "derivative action"), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation, partnership, joint venture trust or other enterprise. The Corporation shall indemnify its directors, officers, employees and agents against expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had reasonable cause to believe that their conduct was unlawful.

A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and court approval is required before there can be any indemnification where the person seeking indemnification has been found to be liable to the Corporation.

The Corporation's Articles of Incorporation provide for indemnification only as authorized in a specific case upon a determination that the person seeking indemnity has met the applicable standard of conduct. Said determination can be made by the majority vote of disinterested members of the Board of Directors, by independent legal counsel or by the stockholders.

The Corporation will pay the litigation expenses of a director, officer, employee or agent as they are incurred. Any expenses incurred in defending any action or proceeding may be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt by the Corporation of an undertaking by or on behalf of any director, officer, employee or agent to repay the amount if it is ultimately determined that they are not entitled to be indemnified by the Corporation.

The indemnification requirement might have a significant adverse effect on the Corporation and its stockholders in the event of a substantial judgment or settlement with respect to a director, officer, employee or agent entitled to indemnification.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.       EXHIBITS

The following exhibits have been filed as part of this registration statement.

                                                                                                          PAGES OF
                                                                                                         SEQUENTIAL
                                        EXHIBIT INDEX                                                  NUMBERING SYSTEM
                                        -------------                                                  ----------------
       4.1    Articles of Incorporation of the Corporation, filed as Exhibit 3.1 to the Corporation's registration statement on Form S-1 (No. 33-
              82092), effective as of February 9, 1995, is incorporated herein by reference.

       4.2 By-laws of the Corporation, filed as Exhibit 3.2 to the Corporation's registration statement on Form S-1 (No. 33-82092), effective as of February 9, 1995, is incorporated herein by reference.

       5.1 Opinion of Thorp, Reed & Armstrong, counsel for the Corporation, as to the legality of the securities being registered.

       23.1   The consent of Ernst & Young LLP, independent auditors.

       23.2   The consent of Thorp, Reed & Armstrong, counsel for the
              Corporation (included in Exhibit 5.1).

       24.1   Power of Attorney of certain directors.

ITEM 9.       UNDERTAKINGS

The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on November 7, 1996.

                                     PDG REMEDIATION, INC.


                                     By  /s/ John M. Musacchio
                                        -------------------------------------
                                        President and Chief Operating Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

   /s/   John M. Musacchio
-------------------------------------
President and Chief Operating Officer        November 7, 1996
(Principal Executive Officer
and Director)

   /s/  Michael Smith                    By  /s/ John M. Musacchio
-------------------------------------       -----------------------------------
Chief Financial Officer                     John M. Musacchio, Attorney-in-Fact
(Principal Financial and                    November 7, 1996
Accounting Officer and Director)




Edgar Berkey, Director                   By  /s/ John M. Musacchio
Jimmy Sh Lee, Director                      -----------------------------------
Roy Zanatta, Director                       John M. Musacchio, Attorney-in-Fact
Leonard Petersen, Director                  November 7, 1996